                                                                     Exhibit 1.1

                               3,750,000 SHARES*

                      WHITE ELECTRONIC DESIGNS CORPORATION

                                  COMMON STOCK



                             UNDERWRITING AGREEMENT

                                                           _______________, 2003

Needham & Company, Inc.
A. G. Edwards, Inc.
Raymond James & Associates, INC.
     As Representatives of the several Underwriters
     c/o Needham & Company, Inc.
     445 Park Avenue
     New York, New York 10022

Ladies and Gentlemen:

      White Electronic Designs Corporation, an Indiana corporation (the "Company"), proposes to issue and sell 2,200,000 shares (the "Company Firm Shares") of the Company's Common Stock, no par value per share (the "Common Stock"), and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose to sell an aggregate of 1,550,000 shares (the "Selling Shareholder Firm Shares") of Common Stock, in each case to you and to the several other Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). New York Life Insurance Company ("NY Life") has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 562,500 shares of Common Stock (the "Option Shares"), on the terms and for the purposes set forth in Section 1(b). The Company Firm Shares and the Selling Shareholder Firm Shares are referred to collectively herein as the "Firm Shares," and the Firm Shares and the Option Shares are referred to collectively herein as the "Shares."

      The Company and each of the Selling Shareholders confirm as follows their respective agreements with the Representatives and the several other Underwriters.

--------

* Plus an option to purchase up to an additional 562,500 shares to cover over-allotments.

      1.    Agreement to Sell and Purchase.

            (a) On the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Company Firm Shares to the several Underwriters, (ii) each Selling Shareholder, severally and not jointly, agrees to sell to the several Underwriters the respective number of Selling Shareholder Firm Shares set forth opposite that Selling Shareholder's name on Schedule II hereto and (iii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Shareholders the respective number of Firm Shares set forth opposite that Underwriter's name in Schedule I hereto, at the purchase price of $_____ for each Firm Share. The number of Firm Shares to be purchased by each Underwriter from the Company and each Selling Shareholder shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by the Company and each Selling Shareholder as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder.

            (b) Subject to all the terms and conditions of this Agreement, NY Life grants the Option to the several Underwriters to purchase, severally and not jointly, up to the maximum number of Option Shares set forth in Schedule II hereto at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part, at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written notice (the "Option Shares Notice") by the Representatives to NY Life no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, NY Life will sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

      2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price therefor by wire transfer payable in clearinghouse funds to the order of the Company for the Company Firm Shares to be sold by it and to American Stock Transfer Company, as custodian for the Selling Shareholders (the "Custodian") for the Firm Shares to be sold by the Selling Shareholders at the office of Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the third (or, if the purchase price set forth in Section 1(b) hereof is determined after 4:30 p.m., Washington D.C. time, the fourth) business day following the commencement of the offering contemplated by this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

      To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters of the purchase price therefor (in the manner specified above) will take place at


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the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

      Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

      The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters shall be borne by the Company or the Selling Shareholders, as appropriate. The Company or the Selling Shareholders, as appropriate, will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

      3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

            (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-105754) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus, including the documents incorporated by reference therein, as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including all documents incorporated by reference therein, financial statements and all exhibits and schedules thereto and any information deemed to be included by Rule 430A and includes any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations. The term "Prospectus" means the prospectus, including the documents incorporated by reference therein, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no

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such filing is required, the form of final prospectus, including the documents incorporated by reference therein, included in the Registration Statement at the Effective Date. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the Effective Date, the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

            (b) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), during the period through and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did and will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the Rules and Regulations, and the rules and regulations under the Exchange Act (the "Exchange Act Rules and Regulations") and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Rules and Regulations and the Exchange Act Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of the Representatives or relating to any Selling Shareholder, in its capacity as such, furnished in writing to the Company by or on behalf of such Selling Shareholder, in any such case specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the first and second paragraphs under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

            (c) The documents that are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

            (d) Except as disclosed in the Prospectus, and except for the ownership of fewer than 1,000 shares of the Common Stock of Prudential Securities by the Company's subsidiary, Interface Data Systems, Inc. ("IDS"), the Company does not own, and at the Closing Date and, if later, the Option Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries listed in Exhibit A to this Agreement (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date and, if later, the Option Closing Date, will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so licensed or qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries or its or their business, properties, condition (financial or other) or results of operations, taken as a whole. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances, except any lien or security interest in such shares pursuant to the credit facilities of the Company described in the Prospectus; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company and its Subsidiaries are not, and at the Closing Date and, if later, the Option Closing Date, will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the charter and of the bylaws of the Company and each of its Subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

            (e) All of the outstanding shares of capital stock of the Company (including the Selling Shareholder Firm Shares and the Option Shares) have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and Federal securities laws. The Firm Shares and Option Shares (if any) issued or to be issued by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all material respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of shareholders of the Company or the Board of Directors of the Company will be required for the transfer and sale of the Selling Shareholder Firm Shares or the Option Shares or the issuance and sale of the Company Firm Shares and the Company Option Shares as contemplated herein.

            (f) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Rules and Regulations or the Exchange Act Rules and Regulations to be included in the Registration Statement or the Prospectus. PricewaterhouseCoopers LLP and Nelson Lambson & Co., PLC (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The summary financial and statistical data included in the Registration Statement present fairly the information shown therein as at the respective dates and for the respective periods specified and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement. The unaudited condensed consolidated financial statements included in the Registration Statement have been prepared by the Company pursuant to, and comply with, the rules and regulations of the Commission.

            (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of options to purchase the Company's Common Stock granted pursuant to the Company's stock option plans from the shares reserved therefor as described in the Registration Statement and the Prospectus), or any material adverse change in the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as generally contemplated or specifically described in the Registration Statement and the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will it enter into, except in the ordinary course of business as generally contemplated or specifically described in the Registration Statement and the Prospectus, any material transactions other than pursuant to


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this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

            (h) The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries or any of its or their officers or directors or, to the knowledge of the Company its controlling persons in their capacity as such, nor to the knowledge of the Company is there any basis therefor, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company and its Subsidiaries taken as a whole, or the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

            (j) The Company and each Subsidiary has, and at the Closing Date and, if later, the Option Closing Date, will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date, and, if later, the Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might reasonably be expected to materially and adversely affect the Company or the business, properties, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole. To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default might reasonably be expected to materially and adversely affect the Company and its Subsidiaries taken as a whole or the business, properties, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, in violation of any provision of its charter or bylaws or other organizational documents.

            (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

            (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company


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in accordance with the terms hereof, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or bylaws of the Company or any of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of its or their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

            (m) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and the Prospectus or are not material to the business of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Registration Statement and the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as currently proposed to be conducted, except as disclosed in the Prospectus or where the failure to so own or lease would not materially and adversely affect the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

            (n) There is no document, contract, permit or instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed or incorporated by reference as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

            (o) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by
Section 6 of this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

            (p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the Option Closing Date, and
(ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

            (r) The Company's Common Stock (including the Selling Shareholder Firm Shares and the Option Shares) is included on the Nasdaq National Market ("NNM"), the Company has filed a Notification Form: Listing of Additional Shares to list the Company Firm Shares on the NNM and the Company has not received notice from Nasdaq that such Shares are not included on the NNM. The Shares to be sold by the Selling Shareholders hereunder are included on the NNM.

            (s) Except as disclosed in or specifically contemplated by the Prospectus (i) the Company and its Subsidiaries have sufficient trademarks, trade names, patents, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted, and to the Company's knowledge, none of the foregoing intellectual property rights owned or licensed by the Company is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its Subsidiaries of trademarks, trade names, patents, patent rights, mask work rights, copyrights, licenses, trade secrets or other similar rights of others, where such infringement could have a material and adverse effect on the Company and its Subsidiaries taken as a whole or the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or its Subsidiaries with respect to, any of the foregoing intellectual property rights, and (iv) there is no claim being made against the Company or any of its Subsidiaries, or to the best of the Company's knowledge, any employee of the Company or any of its Subsidiaries, regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material and adverse effect on the Company and its Subsidiaries taken as a whole or the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

            (t) The Company and each of its Subsidiaries have filed all Federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes and assessments received by them to the extent that such taxes or assessments have become due. Neither the Company nor any of its Subsidiaries has any tax deficiency which has been or, to the knowledge of the Company, might be asserted or threatened against them which could have a material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

            (u) The pro forma financial information set forth in the Registration Statement reflects, subject to the limitations set forth in the Registration Statement as to such pro forma financial information, the results of operations of the Company and its consolidated Subsidiaries purported to be shown thereby for the periods indicated and conforms in all material respects to the requirements of Regulation S-X of the Rules and Regulations and management of the Company believes (i) the assumptions underlying the pro forma adjustments are reasonable, (ii) that such adjustments have been properly applied to the historical amounts in the compilation of such pro forma financial information, and (iii) that such pro forma financial information presents fairly in all material respects, with respect to the Company and its consolidated Subsidiaries, the pro forma financial position and results of operations and the other information purported to be shown therein at the respective dates or for the respective periods therein specified.

            (v) The Company and each of its Subsidiaries owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Registration Statement and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not materially and adversely affect the Company and its Subsidiaries taken as a whole or the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole. There is no proceeding pending or threatened (or any basis therefor known to the Company) which may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable Federal, state and local environmental laws and regulations) except where such noncompliance would not materially and adversely affect the Company and its Subsidiaries taken as a whole or the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

            (w) The Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

            (x) Neither the Company nor any of its Subsidiaries has nor, to the Company's knowledge, any of its or their respective employees, directors or agents at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any Federal or state or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

            (y) The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (z) Except as set forth in the Registration Statement and the Prospectus, the Company is in material compliance with all of its obligations arising under any contract to which the Company is a party or by which it is bound where the Company is a prime contractor to the United States Government or a subcontractor or supplier at any tier to any entity providing goods or services to the United States Government including material compliance with all statutes, regulations and contractual provisions applicable to the Company as a government contractor, prime contractor, subcontractor or supplier and specifically including, without limitation, compliance with the Anti-Kickback Act, Arms Export Control Act, Contract Work Hours and Safety Standards Act, Davis-Bacon Act, Defense Priorities and Allocation System established under the Defense Production Act, Fair Labor Standards Act, False Claims Act, False Statements Act, Foreign Corrupt Practices Act, Miller Act, Service Contract Act, Truth In Negotiations Act, Walsh-Healey Public Contracts Act, Export Administration Regulations, Federal Acquisition Regulations as incorporated into any prime contracts, subcontracts or supply agreements, and International Traffic in Arms Regulations except where such noncompliance would not materially and adversely affect the Company and its Subsidiaries, taken as a whole, or their business, properties, condition (financial or other) or results of operations, taken as a whole. Except as set forth in the Registration Statement and the Prospectus, the Company has no questioned or disallowed costs pending pursuant to any government contract audit of which the Company has knowledge, has no obligations to the United States Government subject to setoff under the Debt Collection Act and has no pending or threatened claims against it as a result of the performance or non-performance of any government contract, subcontract or supply agreement.

      4. Representations, Warranties and Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and covenants to each Underwriter that:

            (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power-of-Attorney and Custody Agreement (hereinafter referred to as a "Shareholders' Agreement") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Shareholders' Agreement, to make the representations, warranties and agreements hereunder and thereunder, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

            (b) Certificates in negotiable form representing all of the Selling Shareholder Firm Shares and Option Shares to be sold by such Selling Shareholder have been placed in custody under the Shareholders' Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to the Custodian, and such Selling Shareholder has duly executed and delivered a power-of-attorney, in the form heretofore furnished to you and included in the Shareholders' Agreement (the "Power-of-Attorney"), appointing Hamid R. Shokrgozar and William J. Rodes, or either of them, as such Selling Shareholder's attorney-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine (subject to the provisions of the Shareholders' Agreement) the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Selling Shareholder Firm Shares and Option Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Shareholders' Agreement.

            (c) The Selling Shareholder Firm Shares and Option Shares represented by the certificates held in custody for such Selling Shareholder under the Shareholders' Agreement are for the benefit, and coupled with and subject to the interests, of the Underwriters, the Custodian, the Attorneys-in-Fact, each other Selling Shareholder and the Company, that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power-of-Attorney, are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity, liquidation or dissolution of any Selling Shareholder or by the occurrence of any other event. If any individual Selling Shareholder or any executor or trustee for a Selling Shareholder should die or become incapacitated, or if any Selling Shareholder that is an estate or trust should be terminated, or if any Selling Shareholder that is a partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Selling Shareholder Firm Shares or Option Shares hereunder, certificates representing the Selling Shareholder Firm Shares and Option Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Shareholders' Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers-of-Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

            (d) This Agreement and the Shareholders' Agreement have each been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and each such document constitutes a valid and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (e) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required to be obtained or made by the Selling Shareholders in connection with the sale of any of the Selling Shareholder Firm Shares or Option Shares to be sold by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions on its part contemplated by this Agreement and the Shareholders' Agreement, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Shareholder.

      (f) The sale of the Selling Shareholder Firm Shares and Option Shares to be sold by such Selling Shareholder hereunder and the performance by such Selling Shareholder of this Agreement and the Shareholders' Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the shares to be sold by such Selling Shareholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound and which breach or default would have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Shareholder or, if such Selling Shareholder is a corporation, partnership or other entity, the organizational documents of such Selling Shareholder.

      (g) Such Selling Shareholder has, and at the Closing Date and, if later, the Option Closing Date, will have, good and marketable title to the Selling Shareholder Firm Shares and Option Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims whatsoever other than under the Shareholder's Agreement; and, upon delivery of such Shares and payment therefor pursuant hereto, good and marketable title to such Shares, free and clear of all liens, encumbrances, equities or claims whatsoever, will be delivered to the Underwriters.

      (h) On the Closing Date or, if later, the Option Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Selling Shareholder Firm Shares and Option Shares to be sold by such Selling Shareholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with.

      (i) Other than as permitted by the Act and the Rules and Regulations, such Selling Shareholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Selling Shareholder Firm Shares and Option Shares. Such Selling Shareholder has not taken and will not at any time take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of shares of

Common Stock to facilitate the sale or resale of any of the Selling Shareholder Firm Shares or Option Shares.

      (j) All information with respect to such Selling Shareholder contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto complied or will comply in all material respects with all applicable requirements of the Act and the Rules and Regulations and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      (k) Such Selling Shareholder has no knowledge of any material fact or condition not set forth in the Registration Statement or the Prospectus that has adversely affected, or may adversely affect, the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and the sale of the Selling Shareholder Firm Shares and Option Shares proposed to be sold by such Selling Shareholder is not prompted by any such knowledge.

      (l) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 3 hereof are not true and correct.

      (m) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      (n) Such Selling Shareholder, directly or indirectly, has not entered into any commitment, transaction or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, which transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of Common Stock of the Company, except as has been previously disclosed in writing to the Representatives.

      5. Agreements of the Company and the Selling Shareholders. Each of the Company and the Selling Shareholders severally covenants and agrees with the several Underwriters as follows:

               (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

               (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any change in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify the Representatives promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

               (c) The Company will furnish to each Representative, without charge, one signed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

               (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

               (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Representatives after reasonable notice thereof.

               (f) Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

               (g) The Company will, so long as required under the Rules and Regulations, upon the request of the Representatives and each other Underwriter, furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), make available consolidated summary financial information of the Company and its Subsidiaries, if any, for such quarter in reasonable detail.

               (h) During the period of three years commencing on the Effective Date, the Company will furnish to the Representatives, upon request, and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

               (i) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date, which will satisfy the provisions of
Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

               (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, any Underwriters' Questionnaires, the Shareholders' Agreements, any Underwriters' Powers of Attorney, and any invitation letters to prospective Underwriters, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NNM, (vi) any filings required to be made by the Underwriters with the NASD, and the reasonable fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein) and (ix) the transfer agent for the Shares. The Selling Shareholders will pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement that are not otherwise specifically provided for herein, including, but not limited to, any fees and expenses of counsel for such Selling Shareholders, any fees and expenses of the Attorneys-in-Fact and the Custodian, and all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholders to the Underwriters hereunder.

               (k) The Company and the Selling Shareholders will not at any time, directly or indirectly, take any action designed or which might reasonably be expected to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

               (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

               (m) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, without the prior written consent of Needham & Company, Inc., the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase or otherwise dispose of any equity securities of the Company or any other securities convertible into or exercisable or exchangeable for its Common Stock or other equity security (other than pursuant to employee stock option or purchase plans disclosed in the Prospectus or pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

               (n) During the period of 90 days after the date of the Prospectus, the Company will not, without the prior written consent of Needham & Company, Inc., grant options to purchase shares of Common Stock at a price less than the per Share offering price in the Prospectus (other than automatic formula grants under existing plans to non-employee directors or grants under existing plans to existing non-executive employees or to new employees). During the period of 180 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of Needham & Company, Inc.

               (o) The Selling Shareholders will, and the Company will cause each of its officers and directors and certain of its shareholders designated by the Representatives to, enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Needham & Company, Inc., sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Schedule III hereto.

      6. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

               (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 P.M., Washington D.C. time, on the date of this Agreement.

               (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and counsel for the Underwriters and the Representatives do not object thereto in good faith, and
(v) the Representatives shall have received certificates, dated the Closing Date and, if later, the Option Closing Date and signed by the Chief Executive Officer and the Chief Accounting Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, and (ii) the

Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the per Share offering price in the Prospectus.

               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers, directors or controlling persons in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, materially and adversely affect the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

               (e) Each of the representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company or the Selling Shareholders and all conditions contained herein to be fulfilled or complied with by the Company or the Selling Shareholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

               (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters from Snell & Wilmer L.L.P., counsel to the Company, with respect to the following matters:

                  (i) The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing (except with respect to Indiana from which the Representatives shall receive a Certificate of Existence) under the laws of its jurisdiction of incorporation with full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it of which such counsel has knowledge and to conduct its business as described in the Registration Statement and Prospectus; and is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except where the failure to be licensed or qualified would not have a material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                  (ii) The authorized and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities, options or warrants referred to in the Prospectus). All of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized, validly issued and are fully paid and nonassessable, to such counsel's knowledge, were issued pursuant to exemptions from the registration and qualification requirements of federal and applicable state securities laws, and were not issued in violation of or subject to any preemptive or, to such counsel's knowledge, similar rights.

                  (iii) The specimen certificate evidencing the Common Stock filed or incorporated by reference as an exhibit to the Registration Statement is in due and proper form under Indiana law. The Shares to be sold by the Company hereunder have been duly authorized and, when issued and paid for as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, and, to counsel's knowledge, no preemptive or similar rights exist with respect to any of such Shares or the issue and sale thereof.

                  (iv) To such counsel's knowledge, the Company does not own or control, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association, or other entity other than the Subsidiaries and fewer than 1,000 shares of the Common Stock of Prudential Securities by IDS. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances, except for any lien or security interest in such shares pursuant to the Company's credit facility. To such counsel's knowledge, there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary.

                  (v) To such counsel's knowledge, except as disclosed in or specifically contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exercisable or exchangeable for capital stock of the Company. The description of the capital stock of the Company in the Registration Statement and the Prospectus is complete and accurate in all material respects.

                  (vi) To such counsel's knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of their respective properties is subject that is required to be described in the Registration Statement or the Prospectus but is not so described, other than any such proceeding in which a determination adverse to the Company or any of its Subsidiaries would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                  (vii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required to be obtained or made by the Company for the consummation by the Company of the transactions on its part contemplated under this Agreement, except such as have been obtained or made under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws, as to which foreign or state securities or Blue Sky laws such counsel shall not render any opinion, or the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares.

                  (viii) The Company has full corporate power and corporate authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Company.

                  (ix) The execution and delivery of this Agreement by the Company, the compliance by the Company with all of the terms hereof to be complied with by it, and the consummation of the transactions contemplated hereby do not contravene any provision of applicable United States Federal, Arizona or Indiana law or the charter or bylaws of the Company or any of its Subsidiaries, and to such counsel's knowledge will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms and provisions of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument attached as a schedule to such counsel's opinion letter to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of their respective properties is bound or affected, or violate or conflict with (i) any judgment, ruling, decree or order known to such counsel or (ii) any United States Federal, Arizona or Indiana statute, rule or regulation of any court or other governmental agency or body, applicable to the business or properties of the Company or any of its Subsidiaries, which breach, violation, or conflict would have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                  (x) To such counsel's knowledge, there is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed or incorporated by reference as required, and each description of such contracts and documents that is contained in the Registration Statement and Prospectus is an accurate summary and fairly and correctly presents in all material respects the information required under the Act and the Rules and Regulations with respect thereto.

                  (xi) The statements under the captions "Risk Factors - Our board of directors is authorized to issue shares of preferred stock that could have rights superior to our outstanding shares of common stock, and, if issued, could adversely impact the value of our common stock," "Risk Factors - Our shareholder rights plan may make it more difficult for others to obtain control of us, even if it would be beneficial to our shareholders," "Certain Relationships and Related Transactions," and "Shares Eligible for Future Sale" in the Prospectus, insofar as the statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters (provided, however, that such counsel may rely on representations of the Company and the Selling Shareholders, as appropriate, with respect to the factual matters contained in such statements, and provided further that such counsel shall state that nothing has come to the attention of such counsel which leads such counsel to believe that such representations are not true and correct in all material respects).

                  (xii) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xiii) The Shares to be sold by the Selling Shareholders are duly listed on the NNM. The Shares to be sold by the Company have been listed on the NNM by virtue of the filing of a Notification Form: Listing of Additional Shares in respect thereof by the Company with the NNM and the Company has not received notice from Nasdaq that the Shares are not included on the NNM.

                  (xiv) To such counsel's knowledge, no holder of securities of the Company has rights, which have not been waived or satisfied, to require the Company to register with the Commission shares of Common Stock or other securities, as part of the offering contemplated hereby.

                  (xv) Based on a telephone communication with the Commission, the Registration Statement has become effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, threatened or contemplated.

                  (xvi) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than the financial statements, schedules and other financial data contained or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel shall not express any opinion).

                  (xvii) The documents incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial data contained therein, as to which such counsel shall not express any opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

      In rendering the opinions covered by this Section 6(f) as to any factual matter in respect of the Company, such counsel may rely upon one or more certificates of a senior officer of the Company attesting to such facts, on any representations and warranties of the Company set forth in this Agreement and on certificates of government officials, provided that in either such case, such counsel's opinion shall state that counsel is doing so and that counsel has no reason to believe that it and the Underwriters are not entitled to rely on such certificates, representations and warranties, and provided further that copies of any such certificates are attached to counsel's opinion letter.

      In rendering the opinions covered by this Section 6(f), such counsel may rely as to matters of local law on opinions of counsel satisfactory in form and substance to the Representatives and counsel for the Underwriters, provided that the opinion of counsel to the

Company shall state that counsel is doing so, that counsel has no reason to believe that it and the Underwriters are not entitled to rely on such opinions and that copies of such opinions are to be attached to the opinion letter of counsel to the Company.

      To the extent that such counsel expressly states in its opinion letter that any opinion covered by this Section 6(f) is subject "to the knowledge" of such counsel (or words of similar meaning), the word "knowledge" (or any similarly used word) shall mean the actual present knowledge of those attorneys of Snell & Wilmer L.L.P., as of the date of such opinion letter, who were active in the preparation of such opinion letter or who had undertaken substantive legal work for the Company in the 12-month period immediately preceding the date of such opinion letter, in either case without undertaking (or having the duty to undertake) any independent investigation or inquiry with respect to the particular opinion in question.

      In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Company and its accountants and representatives of the Underwriters concerning the Registration Statement and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, nothing has come to such counsel's attention to cause such counsel to believe that, as of the Effective Date the Registration Statement, or any amendment or supplement thereto, (other than the financial statements, schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel shall not express any opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, or any amendment or supplement thereto, as of its date and the Closing Date and, if later, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel shall not express any opinion).

               (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters from Snell & Wilmer L.L.P., counsel to the Edward A. White Family Limited Partnership, with respect to such Selling Shareholder, and from in-house counsel to NY Life, with respect to such Selling Shareholder, as to the following matters:

                  (i) This Agreement and the Shareholders' Agreement have each been duly executed and delivered by or on behalf of such Selling Shareholder. Each of this Agreement and the Shareholders' Agreement constitutes a valid and binding agreement of such Selling Shareholder and the Shareholders' Agreement is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Attorneys-in-Fact and the Custodian have been duly authorized by such Selling Shareholder to deliver the Shares on its behalf in accordance with the terms of this Agreement. To such counsel's knowledge the sale of the

Shares to be sold by such Selling Shareholder hereunder, the performance by such Selling Shareholder of this Agreement and the Shareholders' Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Shareholder or the organizational documents of such Selling Shareholder.

            (ii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required to be obtained or made by such Selling Shareholder for the consummation by such Selling Shareholder of the transactions on its part contemplated by this Agreement, except such as have been obtained or made under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD (as to which such counsel shall not express any opinion) in connection with the purchase and distribution by the Underwriters of the Shares.

            (iii) Such Selling Shareholder has full legal right, power and authority to enter into this Agreement and the Shareholders' Agreement and to sell, assign, transfer and deliver the Shares to be sold by it hereunder and, upon payment for such Shares in accordance with this Agreement and assuming that the Underwriters are purchasing such Shares in good faith and without notice of any other adverse claim within the meaning of the Uniform Commercial Code, the Underwriters will have acquired good and valid title to such Shares free and clear of any adverse claim, any lien in favor of the Company and any restriction on transfer imposed by the Company.

      In rendering the opinions in subparagraphs (ii) and (iii), such counsel may rely as to matters of fact on certificates of officers of the Selling Shareholder for whom it is acting and governmental officials and the representations and warranties of such Selling Shareholder contained in this Agreement and the Shareholders' Agreement, provided that the opinion of such counsel shall state that they are doing so, that they have no reason to believe that they and the Underwriters are not entitled to rely on such certificates and that copies of such certificates are to be attached to the opinion.

      In rendering such opinion, such counsel may rely as to matters of local law on opinions of counsel satisfactory in form and substance to the Representatives and counsel for the Underwriters, provided that the opinion of such counsel shall state that they are doing so, that they have no reason to believe that they and the Underwriters are not entitled to rely on such opinions and that copies of such opinions are to be attached to the opinion.

            (h) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Kaye Scholer LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

      (i) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company and its Subsidiaries as required by the Act, the Exchange Act, the Rules and Regulations and the Exchange Act Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

      (j) Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Accounting Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

            (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

            (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct.

            (iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

      (k) Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by the Selling Shareholders

(or the Attorneys-in-Fact on their behalf), in form and substance satisfactory to the Representatives, to the effect that the representations and warranties of the Selling Shareholders contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by the Selling Shareholders on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

            (l) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 5(o).

            (m) The Shares shall be qualified for sale in such jurisdictions in the United States as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

            (n) The Company and the Selling Shareholders shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and the Selling Shareholders herein, as to the performance by the Company and the Selling Shareholders of its and their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

      7. Indemnification.

            (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that
(i) the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter that is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with (A) information relating to such Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for inclusion in the Registration Statement or the Prospectus or (B) information relating to any Selling Shareholder, in its capacity as such, furnished in writing to the Company by or on behalf of such Selling Shareholder, in any such case specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto and (ii) the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 5 hereof. The Company acknowledges that the statements set forth in the first and second paragraphs under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

            (b) Each Selling Shareholder will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact with respect to such Selling Shareholder contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact with respect to such Selling Shareholder required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of such Selling Shareholder contained herein or any failure of such Selling Shareholder to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that (i) the Selling Shareholders will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 5 hereof; and (ii) the liability of each Selling Shareholder under this Section 7(b) shall not exceed the product of the purchase price for each Share set forth in Section 1(a) hereof multiplied by the number of Shares sold by such Selling Shareholder hereunder. This indemnity agreement will be in addition to any liability that the Selling Shareholders might otherwise have.

            (c) Each Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder to the same extent as the foregoing indemnities from the Company and each Selling Shareholder to each Underwriter, as set forth in Sections 7(a) and (b), as applicable, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for use in the Registration Statement or the Prospectus. The Company and the Selling Shareholders acknowledge that the statements set forth in the first and second paragraphs under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

            (d) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

            (e) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b), (c), and (d) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Shareholders from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(e), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director and officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(e). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

            (f) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

      8. Reimbursement of Certain Expenses. In addition to its and their other obligations under Sections 7(a) and (b) of this Agreement, the Company and each of the Selling Shareholders hereby severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or such Selling Shareholder, as applicable, contained herein or failure of the Company or such Selling Shareholder to perform its respective obligations hereunder or under law, all as described in Sections 7(a) and (b), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 8 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

      9. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company and the Selling Shareholders from the Representatives, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by The Nasdaq Stock Market, (ii) trading in securities generally on The Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or by The Nasdaq Stock Market, (iii) a general banking moratorium shall have been declared by either Federal or New York authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other national or international calamity, crisis or terrorist act shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

      If this Agreement is terminated pursuant to Section 10 hereof, neither the Company nor any Selling Shareholder shall be under any liability to any Underwriter except as provided in Sections 5(j), 7 and 8 hereof; but, if for any other reason the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company, in addition to any liability under Sections 5(j), 7 and 8 or otherwise hereunder, will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) incurred by them in connection with the offering of the Shares.

      10. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of

Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      11. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company or the Selling Shareholders, at the office of the Company, White Electronic Designs Corporation, 3601 E. University Drive, Phoenix, Arizona 85034, Attention: Chief Executive Officer, with a copy to Samuel C. Cowley, Esq., Snell & Wilmer L.L.P., and with a copy to New York Life Insurance Company, 51 Madison Avenue, New York, NY 10010 Attn: Office of General Counsel, Investment Section, Room 1107, facsimile number 212-576-8340 or (b) if to the Underwriters, to the Representatives at the offices of Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, Attention: Corporate Finance Department, with a copy to Barry L. Dastin, Esq., Kaye Scholer LLP. Any such notice shall be effective only upon receipt. Any notice under such Section 9 or 10 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

      This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Selling Shareholders and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

      Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by Needham & Company, Inc.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

      This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      THE COMPANY AND THE UNDERWRITERS EACH HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

                                       Very truly yours,

                                       White Electronic Designs Corporation

                                       By:
                                           -------------------------------------
                                              Title:

                                       Selling Shareholders
                                       (Named in Schedule II hereto)

                                       By:
                                           -------------------------------------
                                              Attorney-in-Fact

Confirmed as of the date first above mentioned:

Needham & Company, Inc.
A.G. Edwards, Inc.
Raymond James & Associates, Inc.
     Acting on behalf of themselves
     and as the Representatives of
     the other several Underwriters
     named in Schedule I hereto.

By:    Needham & Company, Inc.


By:
       ---------------------------------
       Title:

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                                                  NUMBER OF FIRM
UNDERWRITERS                                                                                  SHARES TO BE PURCHASED
Needham & Company, Inc.  ...............................................................
A. G. Edwards, Inc. ....................................................................
Raymond James & Associates, Inc.........................................................
                                                                                                    ----------
         Total  ........................................................................             3,750,000
                                                                                                    ==========

                                   SCHEDULE II

                                                                             TOTAL NUMBER          TOTAL NUMBER OF
                                                                            OF FIRM SHARES          OPTION SHARES
                                                                              TO BE SOLD              TO BE SOLD
                                                                              ----------              ----------
White Electronic Designs Corporation. ............................            2,200,000                   0
Edward A. White Family Limited Partnership........................               300,000                  0
New York Life Insurance Company...................................            1,250,000                562,500

         TOTALS ..................................................            3,750,000                562,500

                                  SCHEDULE III

                            FORM OF LOCK-UP AGREEMENT
                    AND DIRECTORS, OFFICERS AND SHAREHOLDERS
                  OF THE COMPANY WHO SHALL SIGN SUCH AGREEMENT

      The undersigned is a holder of securities of White Electronic Designs Corporation, an Indiana corporation (the "Company"), and wishes to facilitate the public offering of shares of the Common Stock (the "Common Stock") of the Company (the "Offering"). The undersigned recognizes that such Offering will be of benefit to the undersigned and may, to the extent set forth in the Offering, be a Selling Shareholder in the Offering.

      In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that he, she or it will not, without the prior written approval of Needham & Company, Inc., acting on its own behalf and/or on behalf of other representatives of the underwriters, directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that may result in a transfer of, any shares of Common Stock, options to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company which he, she or it may own, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock of the Company which he, she or it may own, whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period commencing as of the date hereof and ending on the date which is ninety (90) days after the date of the final Prospectus relating to the Offering. This agreement shall not apply to any sales made in the Offering or to gifts of shares of Common Stock by the undersigned to bona fide charities that agree in writing to be bound by the terms of this Agreement, provided that, in any event, such gift cannot be deemed to be a hedging transaction. The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

      This Agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.

                                    EXHIBIT A

                                  SUBSIDIARIES

NAME                                                        DOMICILE
----                                                        --------
Interface Data Systems, Inc.                                Arizona

Panelview, Incorporated                                     Oregon

IDS Acquisition Corporation (1)(2)                          Arizona

Electronic Designs, Inc.                                    Delaware

Bowmar/A.L.I., Inc. (2)                                     Massachusetts

Graymor Coatings, Incorporated (2)(3)                       Oregon


----------

      (1) IDS Acquisition Corporation is a direct subsidiary of Interface Data Systems, Inc.

      (2) Inactive. According to the Company, this Subsidiary does not hold any material asset, conduct any business or employ any person.

      (3) Graymor Coatings, Incorporated is a direct subsidiary of Panelview, Incorporated.


                                       A-1